Exhibit 10.31
RESTRICTED STOCK UNIT GRANT NOTICE
UNDER THE
TASKUS, INC.
2021 OMNIBUS INCENTIVE PLAN
TIME-BASED VESTING AWARD
TaskUs, Inc., a Delaware corporation (the “Company”), pursuant to its 2021 Omnibus Incentive Plan (as it may be amended and/or restated from time to time, the “Plan”), hereby grants to the Participant the number of Restricted Stock Units set forth below. The Restricted Stock Units are subject to all of the terms and conditions as set forth herein, in the Restricted Stock Unit Agreement (attached hereto or previously provided to the Participant in connection with a prior grant) and all other exhibits, appendices, and addenda attached thereto, and in the Plan, all of which are incorporated herein in their entirety. Capitalized terms not otherwise defined herein shall have the meaning set forth in the Plan.
Participant:    [Insert Participant Name]
Date of Grant:    [●]
Vesting Reference Date:    [●]
Number of
Restricted Stock Units:     [●]

Vesting Schedule:    Provided the Participant has not undergone a Termination at the time of the applicable vesting date (or event):
•[ ] of the Restricted Stock Units (rounded down to the nearest whole share) will vest on the first anniversary of the Vesting Reference Date;
•[Insert Vesting Schedule]
Notwithstanding the foregoing, if (i) in connection with a Change in Control, the Restricted Stock Units would not otherwise be continued, converted, assumed, or replaced by the Company, a member of the Company Group or a successor entity thereto, then such Restricted Stock Units shall vest in full upon such Change in Control; or (ii) at any time following a Change in Control in which the Restricted Stock Units are continued, converted, assumed, or replaced by the Company, a member of the Company Group or a successor entity thereto, the Participant undergoes a Termination by (x) the Service Recipient without Cause or (y) reason of the Participant’s death or Disability, in each of cases (x) and (y), then such Restricted Stock Units shall vest in full upon such Termination.
For the avoidance of doubt, no Termination shall occur unless the Participant is no longer providing any services (whether as an employee, director, consultant or otherwise) to any member of the Company Group.
*    *    *

TASKUS, INC.

________________________________
By:
Title:

THE UNDERSIGNED PARTICIPANT ACKNOWLEDGES RECEIPT OF THIS RESTRICTED STOCK UNIT GRANT NOTICE, THE RESTRICTED STOCK UNIT AGREEMENT AND ALL OTHER EXHIBITS, APPENDICES, AND ADDENDA ATTACHED THERETO, AND THE PLAN, AND, AS AN EXPRESS CONDITION TO THE GRANT OF RESTRICTED STOCK UNITS HEREUNDER, AGREES TO BE BOUND BY THE TERMS OF THIS RESTRICTED STOCK UNIT GRANT NOTICE, THE RESTRICTED STOCK UNIT AGREEMENT AND ALL OTHER EXHIBITS, APPENDICES, AND ADDENDA ATTACHED THERETO, AND THE PLAN.
PARTICIPANT1
(Electronic signature to be captured via E*TRADE online acceptance) ___________________________

1 To the extent that the Company has established, either itself or through a third-party plan administrator, the ability to accept this award electronically, such acceptance shall constitute the Participant’s signature hereto.

TIME-BASED RESTRICTED STOCK UNIT AGREEMENT
UNDER THE
TASKUS, INC.
2021 OMNIBUS INCENTIVE PLAN
Pursuant to the Restricted Stock Unit Grant Notice (the “Grant Notice”) delivered to the Participant (as defined in the Grant Notice), and subject to the terms of this Restricted Stock Unit Agreement (this “Restricted Stock Unit Agreement”) and all other exhibits, appendices, and addenda attached hereto, and the TaskUs, Inc. 2021 Omnibus Incentive Plan, as it may be amended and restated from time to time (the “Plan”), TaskUs, Inc., a Delaware corporation (the “Company”), and the Participant agree as follows. Capitalized terms not otherwise defined herein shall have the same meaning as set forth in the Plan.
1. Grant of Restricted Stock Units. Subject to the terms and conditions set forth herein and in the Plan, the Company hereby grants to the Participant the number of Restricted Stock Units provided in the Grant Notice (with each Restricted Stock Unit representing an unfunded, unsecured right to receive one share of Class A Common Stock). The Company may make one or more additional grants of Restricted Stock Units to the Participant under this Restricted Stock Unit Agreement by providing the Participant with a new grant notice, which may also include any terms and conditions differing from this Restricted Stock Unit Agreement to the extent provided therein. The Company reserves all rights with respect to the granting of additional Restricted Stock Units hereunder and makes no implied promise to grant additional Restricted Stock Units.
2. Vesting. Subject to the conditions contained herein and in the Plan, the Restricted Stock Units shall vest as provided in the Grant Notice.
3. Settlement of Restricted Stock Units. Subject to any election by the Committee pursuant to Section 9(d)(ii) of the Plan, the Company will deliver to the Participant, without charge, as soon as reasonably practicable (and, in any event, within two and one-half months) following the applicable vesting date, one share of Class A Common Stock for each Restricted Stock Unit (as adjusted under the Plan, as applicable) which becomes vested hereunder and such vested Restricted Stock Unit shall be canceled upon such delivery. The Company shall either (a) deliver, or cause to be delivered, to the Participant a certificate or certificates therefore, registered in the Participant’s name or (b) cause such shares of Class A Common Stock to be credited to the Participant’s account at the third party plan administrator. Notwithstanding anything in this Restricted Stock Unit Agreement to the contrary, the Company shall have no obligation to issue or transfer any shares of Class A Common Stock as contemplated by this Restricted Stock Unit Agreement unless and until such issuance or transfer complies with all relevant provisions of law and the requirements of any stock exchange on which the Company’s shares of Class A Common Stock are listed for trading.
4. Treatment of Restricted Stock Units upon Termination. The provisions of Section 9(c)(ii) of the Plan are incorporated herein by reference and made a part hereof, subject to the Vesting Schedule as provided in the Grant Notice (and for the avoidance for doubt, in the event of any conflict of the Grant Notice and Section 9(c)(ii) of the Plan, the provisions of the Grant Notice will prevail).
5. Company; Participant.
(a) The term “Company” as used in this Restricted Stock Unit Agreement with reference to employment or service shall include the applicable Service Recipient.
(b) Whenever the word “Participant” is used in any provision of this Restricted Stock Unit Agreement under circumstances where the provision should logically be construed to apply to the executors, the administrators, or the person or persons to whom the Restricted Stock Units may be transferred in accordance with Section 13(b) of the Plan, the word “Participant” shall be deemed to include such person or persons.

6. Non-Transferability. The Restricted Stock Units are not transferable by the Participant except to Permitted Transferees in accordance with Section 13(b) of the Plan. Except as otherwise provided herein, no assignment or transfer of the Restricted Stock Units, or of the rights represented thereby, whether voluntary or involuntary, by operation of law or otherwise, shall vest in the assignee or transferee any interest or right herein whatsoever, but immediately upon such assignment or transfer the Restricted Stock Units shall terminate and become of no further effect.
7. Rights as Stockholder. Subject to any payments to be provided to the Participant in accordance with the Grant Notice and Section 13(c)(iii) of the Plan, the Participant or a Permitted Transferee shall have no rights as a stockholder with respect to any share of Class A Common Stock underlying a Restricted Stock Unit unless and until the Participant shall have become the holder of record or the beneficial owner of such Class A Common Stock, and no adjustment shall be made for dividends or distributions or other rights in respect of such share of Class A Common Stock for which the record date is prior to the date upon which the Participant shall become the holder of record or the beneficial owner thereof.
8. Tax Withholding. The provisions of Section 13(d) of the Plan are incorporated herein by reference and made a part hereof.
9. Notice. Every notice or other communication relating to this Restricted Stock Unit Agreement between the Company and the Participant shall be in writing, which may include by electronic mail, and shall be mailed to or delivered to the party for whom it is intended at such address as may from time to time be designated by such party in a notice mailed or delivered to the other party as herein provided; provided, that, unless and until some other address be so designated, all notices or communications by the Participant to the Company shall be mailed or delivered to the Company at its principal executive office, to the attention of the Company’s VP Legal, Corporate Secretary or its designee, and all notices or communications by the Company to the Participant may be given to the Participant personally or may be mailed to the Participant at the Participant’s last known address, as reflected in the Company’s records. Notwithstanding the above, all notices and communications between the Participant and any third-party plan administrator shall be mailed, delivered, transmitted or sent in accordance with the procedures established by such third-party plan administrator and communicated to the Participant from time to time.
10. No Right to Continued Service. This Restricted Stock Unit Agreement does not confer upon the Participant any right to continue as an employee or service provider to the Service Recipient or any other member of the Company Group.
11. Binding Effect. This Restricted Stock Unit Agreement shall be binding upon the heirs, executors, administrators and successors of the parties hereto.
12. Waiver and Amendment. Except as otherwise set forth in Section 12 of the Plan, any waiver, alteration, amendment or modification of any of the terms of this Restricted Stock Unit Agreement shall be valid only if made in writing and signed by the parties hereto; provided, however, that any such waiver, alteration, amendment or modification is consented to on the Company’s behalf by the Committee. No waiver by either of the parties hereto of their rights hereunder shall be deemed to constitute a waiver with respect to any subsequent occurrences or transactions hereunder unless such waiver specifically states that it is to be construed as a continuing waiver.
13. Clawback/Forfeiture. This Restricted Stock Unit Agreement shall be subject to reduction, cancellation, forfeiture or recoupment to the extent necessary to comply with (i) any clawback, forfeiture or other similar policy adopted by the Board or the Committee and as in effect from time to time; and (ii) Applicable Law. In addition, if the Participant receives any amount in excess of what the Participant should have received under the terms of this Restricted Stock Unit Agreement for any reason (including without limitation by reason of a financial restatement, mistake in calculations or other administrative error), then the Participant shall be required to repay any such excess amount to the Company.

14. Detrimental Activity. Notwithstanding anything to the contrary contained herein or in the Plan, if the Participant has engaged in or engages in any Detrimental Activity, as determined by the Committee, then the Committee may, in its sole discretion, take actions permitted under the Plan, including, but not limited to: (i) cancelling any and all Restricted Stock Unit, or (ii) requiring that the Participant forfeit any gain realized on the settlement of the Restricted Stock Unit or the disposition of any Class A Common Stock received upon settlement of the Restricted Stock Units, and repay such gain to the Company.
15. Right to Offset. The provisions of Section 13(x) of the Plan are incorporated herein by reference and made a part hereof.
16. Governing Law. This Restricted Stock Unit Agreement shall be construed and interpreted in accordance with the laws of the State of Delaware, without regard to the principles of conflicts of law thereof. Notwithstanding anything contained in this Restricted Stock Unit Agreement, the Grant Notice or the Plan to the contrary, if any suit or claim is instituted by the Participant or the Company relating to this Restricted Stock Unit Agreement, the Grant Notice or the Plan, the Participant hereby submits to the exclusive jurisdiction of and venue in the courts of Delaware.
17. Plan. The terms and provisions of the Plan are incorporated herein by reference. In the event of a conflict or inconsistency between the terms and provisions of the Plan and the provisions of this Restricted Stock Unit Agreement (including the Grant Notice), the Plan shall govern and control.
18. Section 409A. It is intended that the Restricted Stock Units granted hereunder shall be exempt from Section 409A of the Code pursuant to the “short-term deferral” rule applicable to such section, as set forth in the regulations or other guidance published by the Internal Revenue Service thereunder and shall be interpreted as such.
19. Imposition of Other Requirements. The Company reserves the right to impose other requirements on the Participant’s participation in the Plan, on the Restricted Stock Unit and on any shares of Class A Common Stock acquired under the Plan, to the extent that the Company, in its sole discretion, determines it is necessary or advisable for legal or administrative reasons, and to require the Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.
20. Electronic Delivery and Acceptance. The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. The Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.
21. Entire Agreement. This Restricted Stock Unit Agreement (including, without limitation, all exhibits attached hereto), the Grant Notice and the Plan constitute the entire agreement of the parties hereto in respect of the subject matter contained herein and supersede all prior agreements and understandings of the parties, oral and written, with respect to such subject matter.

Exhibit 1

COUNTRY SPECIFIC ADDENDUM
General. This Addendum includes additional country-specific notices, disclaimers, and/or terms and conditions that apply to individuals who are working or residing in the countries listed below, if any, and that may be material to the Participant’s participation in the Plan. Such notices, disclaimers, and/or terms and conditions may also apply, as from the date of grant, if the Participant moves to or otherwise is or becomes subject to the applicable laws or company policies of any country listed below. Otherwise, the terms of the original Restricted Stock Unit Agreement apply.

Capitalized terms not defined in this Country Specific Addendum but defined in the Restricted Stock Unit Agreement or the Plan shall have the same meaning as in the Restricted Stock Unit Agreement or the Plan. The Committee shall interpret the terms of the Restricted Stock Unit Agreement, the Grant Notice, the Plan and any Country Specific Addendum, and all determinations made by the Committee shall be final and binding. In the event of a conflict between any term or provision contained in the Restricted Stock Unit Agreement and a term or provision of the Country Specific Addendum, the applicable term and provision of the Country Specific Addendum shall govern and prevail provided it does not contravene any material provisions of the Plan.

(Intentionally left blank. See following pages for the Country Specific Addendum)